Exhibit 99.1
**FOR IMMEDIATE RELEASE**
Saia, Inc. Reports First Quarter 2009 Results
Revenues were $206 million, a decrease of 17% from prior year quarter
JOHNS CREEK, GA. — April 24, 2009 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported first-quarter 2009 results.
First Quarter 2009 Results Compared to First Quarter 2008
•	Revenues were $206.1 million, a decrease of 17 percent over the prior year quarter.

•	Operating loss was $7.5 million compared to operating income of $2.0 million in the prior year quarter.

•	Net loss per share was $0.47. Net loss per share in the prior year quarter was $0.06.

•	Operating ratio was 103.6 vs. 99.2 in the prior year quarter.

•	LTL tonnage per workday was down 7.2 percent from prior year as LTL shipments per workday were down 4.8 percent with a 2.6 percent reduction in weight per shipment.

•	LTL yield was down 8.9 percent for the quarter primarily due to the decline in fuel surcharges.
First quarter margins declined primarily due to an unprecedented reduction in tonnage and increasing pricing pressure which more than offset the decline in fuel costs and benefits from recent expense reduction initiatives. These initiatives include the following:
•	Streamline of our management structure by eliminating 1 division and 4 regions

•	Headcount reduction of 11% from the prior year

•	Productivity improvement in all categories — city, dock, office and load average

•	Terminal labor cost improvement of 5% per freight bill

•	Preventable accidents improvement of 17% and lost time injuries improvement of 40%

•	Suspension of the 401(k) match effective February 1, 2009
Subsequently on April 1, 2009, the Company implemented a reduction in compensation equal to ten percent of salary for the leadership team and a five percent wage reduction for hourly, linehaul and salaried employees in operations, maintenance and administration. Historically, the Company’s first quarter is the weakest due to lower seasonality of demand and the potential for adverse weather. Therefore, we believe results of first quarter operations will not be indicative of full year results.
“We are operating during extremely difficult economic times with weak tonnage demand and increasingly competitive pricing which continues to pressure margins. We are combating this challenging environment with targeted sales and marketing programs and pursuing aggressive cost reductions supported by engineered efficiency initiatives" said Rick O’Dell, president and chief executive officer. “Our execution is solid on a number of fronts including improved performance over last year in on-time service, key productivity metrics and safety. We also continue to strengthen our balance sheet with a $20 million debt reduction during the quarter.”

Saia, Inc. First-Quarter 2009 Results

“Saia remains committed to managing through these difficult times with a relentless focus on our strategy of building density in our network, customer satisfaction, engineered process improvements and prudent balance sheet management to achieve long-term benefits for our customers and shareholders,” O’Dell said.
Financial Position and Capital Expenditures
Total debt was $116.3 million at March 31, 2009. Net of the Company’s $12 million cash balance at quarter-end, net debt to total capital was 37.0 percent. This compares to total debt of $136.4 million at December 31, 2008.
Net capital expenditures for the first three months of 2009 were $2 million. This compares to $13 million in the prior year quarter. The Company is planning net capital expenditures in 2009 of approximately $10 million. This reduced level is due to the uncertain economic environment and will be reevaluated as tonnage improves.
Conference Call
The Company will hold a conference call to discuss these results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls and using conference ID # 93981244. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through May 1, 2009. The replay is available by dialing 1-800-642-1687 or 706-645-9291.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Georgia and a network of 148 terminals, Saia employs 7,400 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.

Saia, Inc. First-Quarter 2009 Results

These factors and risks include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); integration risks; indemnification obligations associated with the 2006 sale of Jevic Transportation, Inc.; the effect of ongoing litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations; effectiveness of company-specific performance improvement initiatives; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc. Renée McKenzie, Treasurer RMcKenzie@Saia.com 678.542.3910

Saia, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,950	$27,061
Accounts receivable, net	96,320	93,691
Prepaid expenses and other	43,146	35,282

Total current assets	151,416	156,034

PROPERTY AND EQUIPMENT:
Cost	615,048	615,212
Less: accumulated depreciation	268,350	259,410

Net property and equipment	346,698	355,802

OTHER ASSETS	3,638	3,916

Total assets	$501,752	$515,752

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$48,539	$46,572
Wages and employees’ benefits	38,511	28,148
Other current liabilities	43,078	43,262
Current portion of long-term debt	8,775	28,899

Total current liabilities	138,903	146,881

OTHER LIABILITIES:
Long-term debt, less current portion	107,500	107,500
Deferred income taxes	50,584	50,584
Claims, insurance and other	27,152	27,215

Total other liabilities	185,236	185,299

SHAREHOLDERS’ EQUITY:
Common stock	14	14
Additional paid-in capital	174,445	174,079
Deferred compensation trust	(2,793)	(2,757)
Retained earnings	5,947	12,236

Total shareholders’ equity	177,613	183,572

Total liabilities and shareholders’ equity	$501,752	$515,752

Saia, Inc.
Consolidated Statements of Operations
For the Quarters Ended March 31, 2009 and 2008
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2009	2008
OPERATING REVENUE	$206,102	$249,329

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	127,635	133,347
Purchased transportation	13,861	18,983
Fuel, operating expenses and supplies	45,486	66,474
Operating taxes and licenses	8,990	8,963
Claims and insurance	7,611	9,444
Depreciation and amortization	10,031	10,167
Operating gains, net	(59)	(31)

Total operating expenses	213,555	247,347

OPERATING INCOME (LOSS)	(7,453)	1,982

NONOPERATING EXPENSES:
Interest expense	2,802	3,186
Other, net	21	97

Nonoperating expenses, net	2,823	3,283

LOSS BEFORE INCOME TAXES	(10,276)	(1,301)
Income tax benefit	(3,987)	(468)

NET LOSS	$(6,289)	$(833)

Average common shares outstanding — basic	13,345	13,299

Average common shares outstanding — diluted	13,345	13,299

Basic loss per share	$(0.47)	$(0.06)
Diluted loss per share	$(0.47)	$(0.06)

Saia, Inc.
Condensed Consolidated Statements of Cash Flows
For the Quarters Ended March 31, 2009 and 2008
(Amounts in thousands)
(Unaudited)

	2009	2008
OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$7,012	$(360)
INVESTING ACTIVITIES:
Acquisition of property and equipment	(2,266)	(13,530)
Proceeds from disposal of property and equipment	368	104

Net cash used in investing activities	(1,898)	(13,426)

FINANCING ACTIVITIES:
Proceeds from long-term debt	—	25,000
Repayment of long-term debt	(20,225)	(12,538)

Net cash provided by (used in) financing activities	(20,225)	12,462

NET DECREASE IN CASH & CASH EQUIVALENTS	(15,111)	(1,324)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	27,061	6,656

CASH & CASH EQUIVALENTS, END OF PERIOD	$11,950	$5,332

Saia, Inc.
Financial Information
For the Quarters Ended March 31, 2009 and 2008
(Amounts in thousands)
(Unaudited)

					First Quarter
		First Quarter		%	Amount/Workday		%
		2009	2008	Change	2009	2008	Change
Workdays					63	64

Operating ratio		103.6	99.2

F/S Revenue	LTL	192,719	231,619	(16.8)	3,059.0	3,619.0	(15.5)
	TL	13,383	17,710	(24.4)	212.4	276.7	(23.2)
	Total	206,102	249,329	(17.3)	3,271.5	3,895.8	(16.0)

Revenue excluding	LTL	192,647	231,542	(16.8)	3,057.9	3,617.8	(15.5)
revenue recognition	TL	13,378	17,705	(24.4)	212.4	276.6	(23.2)
adjustment	Total	206,025	249,247	(17.3)	3,270.2	3,894.5	(16.0)

Tonnage	LTL	834	913	(8.6)	13.24	14.27	(7.2)
	TL	150	187	(19.8)	2.38	2.92	(18.5)
	Total	984	1,100	(10.5)	15.62	17.19	(9.1)

Shipments	LTL	1,550	1,653	(6.2)	24.60	25.83	(4.8)
	TL	21	25	(16.1)	0.33	0.39	(14.8)
	Total	1,571	1,678	(6.4)	24.93	26.22	(4.9)

Revenue/cwt.	LTL	11.55	12.68	(8.9)
	TL	4.47	4.74	(5.7)
	Total	10.47	11.33	(7.6)

Revenue/shipment	LTL	124.29	140.05	(11.3)
	TL	640.11	710.74	(9.9)
	Total	131.15	148.52	(11.7)

Pounds/shipment	LTL	1,076	1,105	(2.6)
	TL	14,324	14,989	(4.4)
	Total	1,253	1,311	(4.4)